Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-272757 on Form S-8 of Hesai Group of our report dated April 25, 2024, relating to the financial statements of Hesai Group, appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, the People’s Republic of China
April 25, 2024